Exhibit 31.2

CERTIFICATION

I, Katrina L. Thompson, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K/A of REVA Medical, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  May 1, 2017

/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial officer)